Exhibit 99.1
Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 1-646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Names Alexander Shen as President, Ranor Division

A Proven Executive with Three Decades of Experience in Strategic Development and Execution,
Sales, Marketing, and Operations

Center Valley, PA – June 23, 2014 – TechPrecision Corporation, has appointed Alexander (Alex) Shen as President of Ranor, a wholly owned subsidiary division of TechPrecision Corporation, effective immediately. Mr. Shen replaces Robert Francis, who is departing to pursue other opportunities.

Mr Shen has 31 years of demonstrated success in a broad range of industries including metal fabrication, automotive, contract manufacturing, safety and security, and industrial distribution.  Previously he served as CEO of Ryerson Mexico & Vice President – International for Ryerson, Inc., Division General Manager & COO at Sumitomo Electric Group, and he had a 10-year career at Alcoa’s Automotive Division with roles of increasing responsibility.  Mr. Shen began his career with General Motors, moving to Chrysler, before joining Alcoa.  His career includes multiple international management roles in Japan, China, Mexico, and Europe, and he is fluent in the Chinese and Japanese languages and cultures.  Mr. Shen holds a B.S. in Engineering from Michigan State University.

“Alex brings great energy and commitment, evidenced by a track record of successful leadership in turnarounds and strategic growth opportunities including mergers and acquisitions,” commented Leonard Anthony, Chairman of the Board and Principal Executive Officer. “With his hands-on style, well-honed skill sets and instincts, his expertise in scaling large-cap company practices to mid-cap and micro-cap firms, and his extensive global expertise, Alex is uniquely qualified to lead Ranor into the future. Alex has the full endorsement and support of the Board of Directors. We look forward to his leadership and welcome him to the TechPrecision and Ranor team.”

Mr. Shen added, “Throughout my career, I have sought out and welcomed challenges such as Ranor. I’m excited about the opportunity to work with the Ranor team to achieve significant improvement in near term profitability and long-term growth. We will be very focused on rebuilding customer confidence and increasing shareholder value.”

Mr. Francis has agreed to serve as a consultant to Ranor, facilitating a smooth transition. The Board of Directors of TechPrecision thanks Mr. Francis for his service and wishes him well in future endeavors.

About TechPrecision Corporation

TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision” or “the Company”), through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., globally manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy (Solar and Wind), medical, nuclear, defense, industrial, and aerospace. TechPrecision’s goal is to be an end-to-end global service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including recurring operating losses and the availability of appropriate financing facilities impacting our ability to continue as a going concern,  our ability to change the composition of our revenues and effectively reduce operating expenses, the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.